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                                                                   EXHIBIT 10.8

                            SHARE PURCHASE AGREEMENT


          This SHARE PURCHASE AGREEMENT (this "Agreement") is dated as of December 31, 1999, and is between Steve Umberger, an individual (the "Seller"), and ValueClick, Inc., a Delaware corporation (the "Buyer").

          WHEREAS, the Buyer desires to purchase all of the outstanding ordinary shares of ValueClick Europe Limited, a private limited company organized under the laws of England and Wales with registered number 3807256 (the "Company"), resulting in the Company becoming the wholly-owned subsidiary of the Buyer (the "Transaction");

          WHEREAS, the Seller owns 45,000 of the issued and outstanding ordinary shares, nominal value L3.00 each (the "Shares"), of the Company; and

          WHEREAS, in order to facilitate the Transaction, Seller desires to sell all of the Shares to the Buyer and Buyer desires to purchase all of the Shares from the Seller under the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1. PURCHASE AND SALE

          1.1 PURCHASE AND SALE OF THE SHARES. In reliance upon the representations and warranties of the Buyer contained herein, and on the terms and subject to the conditions herein set forth, the Seller hereby sells with full title guarantee, conveys, assigns, transfers and delivers the Shares to the Buyer. In reliance upon the representations and warranties of the Seller contained herein, and on the terms and subject to the conditions herein set forth, the Buyer hereby purchases the Shares and the Buyer hereby agrees to pay (i) the aggregate purchase price of US$222,310 (the "Purchase Price") and (ii) the Reimbursed Amount (defined below).

          1.2 PRE-EMPTION RIGHTS. The Seller hereby irrevocably waives and undertakes to procure the waiver of all rights of pre-emption over the Shares or any of them to which he or any other person is or may be entitled in relation to the sale and purchase of the same.

          1.3 TRANSFER OF SHARES. At the Closing (as hereinafter defined), the Seller shall execute and deliver to the Buyer a certificate or certificates representing the Shares (in the case of certificated Shares) together with duly executed stock powers, stock transfer forms, transfer deeds or other documents of transfer sufficient to convey the Shares to the Buyer, and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale,

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               transfer, conveyance and assignment to the Buyer with full title guarantee for the purposes of the Law of Property (Miscellaneous Provisions) Act 1994 to the Shares, and clear of all claims, liens, pledges, charges, encumbrances, equities, options, calls, voting trusts, agreements, commitments, restrictions and other security interests whatsoever (collectively, "Encumbrances").

          1.4 DOCUMENTS OF TRANSFER. At the Closing, in addition to the documents of transfer described in Section 1.3 and 1.4:

               (a) each of the Seller and the Buyer will execute, acknowledge and deliver such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance, sale, transfer and assignment as shall be required in order to effectively vest in the Buyer all of the Seller's right, title and interest in and to the Shares;

               (b) the Seller will deliver to the Buyer all of the files, minute books, share registers, documents, papers, contracts, agreements, legal descriptions, open books of account or ledgers and documentation in support thereof, and all other information appearing in writing and relating primarily to the Company and which is in the Seller's possession; and

               (c) the Seller will deliver to the Buyer a letter of resignation as director.

          1.5 REIMBURSEMENT OF REASONABLE OUT-OF-POCKET EXPENSES: The Buyer agrees to reimburse Seller for all reasonable out of pocket expenses related to the operation of the Company incurred by the Seller. The Buyer and Seller agree that the amount of such expenses is US$17,519.29 (the "Reimbursed Amount"). At the Closing, Buyer shall deliver to Seller a check for the Reimbursed Amount payable to the order of the Seller.

          1.6 FURTHER ASSURANCES. Each of the Buyer and Seller agree that at the Closing and at any time or from time to time thereafter, at the request of the other party and without further consideration, such party shall: execute, acknowledge and deliver such further instruments of conveyance, sale, transfer and assignment as the other party may reasonably request, and take such other action as may be reasonably requested, in order to more effectively convey, sell, transfer and assign the Shares.

2. REPRESENTATIONS AND WARRANTIES BY THE SELLER.

          The  Seller hereby represents and warrants to the Buyer as follows:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a private limited company duly incorporated under the laws of England and Wales. The Company has all requisite corporate power and authority to carry on the business of the Company as presently conducted.


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          2.2  SHARE CAPITAL AND OWNERSHIP.

               (a) The Shares have been duly authorized and validly issued, are fully paid, not subject to any call and are free of pre-emptive rights, rights of first refusal and other similar rights.

               (b) The Seller holds good and marketable title to the Shares, free and clear of all Encumbrances. The transfer of the Shares to the Buyer pursuant to this Agreement will vest in the Buyer beneficial title to the Shares with full title guarantee for the purposes of the Law of Property (Miscellaneous Provisions) Act 1994.

          2.3  AUTHORITY.

               (a) The Seller has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller pursuant to all necessary action on the part of the Seller.

               (b) This Agreement is legal, valid and binding upon and enforceable against the Seller in accordance with its terms.

          2.4  NO CONFLICT; NO CONSENTS OR APPROVALS.

               (a) Neither the execution and delivery by the Seller of this Agreement or any agreement, instrument or document contemplated hereby, the consummation of the transactions contemplated herein or therein by the Seller, nor compliance by the Seller with any of the provisions hereof or thereof, will (i) conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) (A) the certificate of incorporation or Memorandum or Articles of Association of the Company or (B) any law, statute, ordinance, writ, injunction, decree, rule, regulation or court or administrative order by which the Seller or the Company is subject or bound; or (ii) result in the creation or imposition of, or give any party the right to create or impose, any material encumbrance upon any of the Shares; except, in the case of clause (i) (B), such violations, breaches or defaults which would not have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company.


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               (b)  Prior to Closing, neither the Seller nor the Company is required to submit any notice, report or other filing with or to any governmental body in connection with the execution, delivery or performance of this Agreement by the Seller or the Company and the consummation of the transactions contemplated hereby by the Seller.

               (c) No litigation, claim, administrative proceeding or other proceeding or governmental investigation is pending or, to the Seller's knowledge, threatened which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document contemplated hereby by the Seller or the consummation by the Seller of the transactions contemplated hereby or thereby.

          2.5 MATERIAL CONTRACTS. To the best of Seller's knowledge, set forth on SCHEDULE A attached hereto is a complete and accurate list of all material contracts and obligations of the Company.

          2.6 BANK ACCOUNTS. To the best of Seller's knowledge, set forth on SCHEDULE B attached hereto is a complete and accurate list of all accounts of the Company held with financial institutions.

3. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

          The  Buyer hereby represents and warrants to the Seller as follows:

          3.1 ORGANIZATION AND GOOD STANDING. The Buyer is a corporation or other form of limited liability company duly incorporated or otherwise duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate power and authority to carry on its business as it is now being conducted.

          3.2  AUTHORITY.

               (a) The Buyer has all requisite corporate right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer pursuant to all necessary corporate or other action on the part of the Buyer.

               (b) This Agreement is legal, valid and binding upon and enforceable against the Buyer in accordance with its terms.


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          3.3  NO CONFLICT; NO CONSENTS OR APPROVALS.

               (a) Neither the execution and delivery by the Buyer of this Agreement or any agreement, instrument or document contemplated hereby, the consummation of the transactions contemplated herein or therein by the Buyer, nor compliance by the Buyer with any of the provisions hereof or thereof, will conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time of both) (i) the certificate of incorporation or bylaws (or other similar charter or governing documents) of the Buyer or (ii) any law, statute, ordinance, writ, injunction, decree, rule, regulation, or court or administrative order by which the Buyer (or any of the properties or assets of the Buyer) is subject or bound; except, in the case of clause (ii), such violations, breaches or defaults which would not have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Buyer.

               (b) Prior to the Closing, the Buyer is not required to submit any notice, report or other filing with any governmental body in connection with the execution, delivery or performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby by the Buyer.

               (c) No litigation, claim, administrative proceeding or other proceeding or governmental investigation is pending or, to the buyer's knowledge, threatened which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document.

4. CLOSING.

               (a) The Closing contemplated by this Agreement (the "Closing") shall take place at Los Angeles, California at 10:00 a.m., local time, on December 31, 1999, or on such other date or place as the Buyer and the Seller may mutually agree (such date being herein called the "Closing Date"). All transactions at the Closing shall be deemed to take place simultaneously at 10:00 a.m., local time, on the Closing Date, and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents are delivered.

               (b)  At the Closing:

                    (i) the Seller shall execute and deliver to the Buyer the certificates and any other relevant documents referred to in Sections 1.3 and 1.4; and


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                    (ii)  the Buyer shall transfer to the Seller the Purchase
                          Price and the Reimbursed Amount as specified in Sections 1.1 and 1.5, respectively, and any other relevant documents referred to in Sections 1.4.

                    (iii) the Buyer shall procure that a Board meeting of the
                          Company be held accepting the Seller's resignation as a director and directing that the Company Secretary file Form 288b with Companies House; cancelling the Seller's Shares and amending the Register of Members approving the registration of the share transfer subject only to it being duly stamped.

5. MISCELLANEOUS.

          5.1 AMENDMENTS. This Agreement may be amended only by a written agreement signed by the Seller and the Buyer.

          5.2 EXPENSES. Except as otherwise provided herein, the Buyer agrees to pay for all costs and expenses (including all legal, accounting, broker, finder and investment banker fees), including costs and expenses incurred by Seller of up to an aggregate of $1,000, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement. Seller shall pay for its own costs and expenses relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement that exceed $1,000.

          5.3 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.4 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, during or area of the term or provision, to delete specific works or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


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          5.5  ASSIGNMENT. This Agreement shall not be assigned by either the
               Buyer or the Seller or by operation of law or otherwise without the prior written consent of the other party.

          5.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

          5.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          5.8 SPECIFIC PERFORMANCE. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of any country having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          5.11 CONSTRUCTION. The language used in this agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.




                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

         STEVE UMBERGER                               VALUECLICK, INC.


         /s/ STEVE UMBERGER                           /s/ JAMES R. ZARLEY
         -------------------------                    -------------------------
         Steve Umberger                               James R. Zarley
                                                      Chief Executive Officer


         VALUECLICK EUROPE LIMITED



         By: /s/ STEVE UMBERGER
             ---------------------
         Name:
         Title:


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                                   SCHEDULE A

                           LIST OF MATERIAL CONTRACTS


A.       LEASE

     Landlord:

              Peter Michael Simon
              Katherine Simon
              Hartley Pensions Administration Limited

     Terms:
              Rent paid quarterly - 3,500 GBP (yearly rent = 14,000 GBP) Business Rates to local authority - quarterly payment = 1,600 GBP (Yearly rates = 6,400 GBP)
              Start Date: Sept. 28, 1999
              Minimum Contract Length - 21 months.
              Default Contract Length - 36 months
              Must notify 3 months prior to 18th month to terminate lease on the 18th month.

B.       GX NETWORKS LEASED 64 K/bs LINE

         GX Networks
         113-123 Upper Richmond Road
         London SW15 2TL

         Setup Charge - 587.50 GBP
         Recurring Quarterly Charge - 1,090.64 GBP

C.       ADVERTISING INSERTION ORDERS

         Maximum commitment without penalty - 6 months
         See insertion orders individually for details.

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                                   SCHEDULE B

                  LIST OF ACCOUNTS WITH FINANCIAL INSTITUTIONS


1.   DAILY CHECKING ACCOUNT DETAILS:

     Barclays Bank
     Belgravia & Knightsbridge Business Centre
     P.O. Box No. 4578
     155 Brompton Road
     London SW3 1 XD

     Account # 30659762
     Telephone: 0171-441-3083
     Fax: 0171-584-3778
     Contact Name:  Peter Wickes

2.   BARCLAYS BANK INTEREST BEARING ACCOUNT

     Account # 70731463

3.   BARCLAYS BANK VISA CREDIT CARD

     Company # 3009404
     Card # 4929 4660 5044 5397